EXHIBIT 99.1

3D Systems Reports First Quarter 2017 Financial Results

  Revenue grew 3% to $156 million and gross profit margin expanded to 51.3%
  Non-GAAP EPS increased 20% and GAAP EPS improved 44%
  Generated $19 million of cash from operations
  Reiterates full year 2017 guidance

ROCK HILL, S.C., May 03, 2017 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the first quarter of 2017.

For the first quarter of 2017, the company reported revenue of $156.4 million compared to $152.6 million in the first quarter of the previous year. The company reported a first quarter GAAP loss of $0.09 per share compared to a loss of $0.16 per share in the prior year and non-GAAP earnings of $0.06 per share compared to $0.05 earnings per share in the first quarter of 2016.

Revenue grew 3% compared to the first quarter of the prior year driven by increased demand from industrial customers and growth in healthcare and materials.

“We are pleased with the continued growth in healthcare and strong demand for our production printers and materials as well as the improvement in on demand manufacturing services in the first quarter,” commented Vyomesh Joshi (VJ), Chief Executive Officer, 3D Systems. “We are delighted with early positive industry and customer feedback received during the quarter on our breakthrough Figure 4 technology platform and expansion in the healthcare market with the acquisition of Vertex.”

Gross profit margin for the first quarter of 2017 was 51.3% compared to 50.8% in the first quarter of 2016 as cost savings continue to be realized from supply chain and manufacturing improvements.

For the first quarter of 2017, operating expenses were $89.3 million compared to $94.3 million in the prior year. Compared to the prior year, SG&A expenses decreased 10% to $66.4 million on lower stock based compensation and bad debt expense. R&D expenses increased 13% over the prior year period to $22.9 million, primarily from focused investments in production application solutions including Figure 4 and materials.

“We believe we are striking the right balance between investments in go to market and innovation while driving operational excellence across our business,” commented John McMullen, Executive Vice President and Chief Financial Officer. “We have many initiatives in place which will continue throughout the year while we continue to drive profitable growth.”

The company generated $19.4 million of cash from operations during the first quarter, and ended the quarter with $161.7 million of cash on hand, after paying for the acquisition of Vertex Global, compared to $184.9 million at the end of 2016.

“We continue to focus on expanding the market and accelerating adoption in key verticals. We are delivering advanced solutions that provide durability, repeatability, productivity and effective total cost of operations to drive the shift in 3D printing from prototyping to production,” concluded Joshi.

Reiterated Guidance for 2017
Based on the results of the first quarter and expectations for the remainder of the year, management reiterated previously provided guidance for 2017. For the full year 2017, management expects revenue growth of 2% to 8% resulting in a revenue range of $643 million to $684 million. Management expects GAAP earnings per share in the range of $0.02 to $0.06 and non-GAAP earnings per share in the range of $0.51 to $0.55. Additionally, management expects to continue to generate positive cash flow from operations in 2017.

Q1 2017 Conference Call and Webcast
The company expects to file its Form 10-Q for the quarter ended March 31, 2017 with the Securities and Exchange Commission on May 3, 2017. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, May 3, 2017, at 4:30 p.m. Eastern Time.

Date: Wednesday, May 3, 2017
Time: 4:30 p.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) Quarter Ended March 31, 2017 and 2016

	Quarter Ended March 31,
(in thousands, except per share amounts)	2017	2016
Revenue:
Products	$94,730	$90,964
Services	61,701	61,591
Total revenue	156,431	152,555
Cost of sales:
Products	44,748	44,161
Services	31,497	30,881
Total cost of sales	76,245	75,042
Gross profit	80,186	77,513
Operating expenses:
Selling, general and administrative	66,405	73,967
Research and development	22,852	20,305
Total operating expenses	89,257	94,272
Loss from operations	(9,071)	(16,759)
Interest and other income, net	(201)	(126)
Loss before income taxes	(8,870)	(16,633)
Provision for income taxes	1,041	1,179
Net loss	(9,911)	(17,812)
Less: net income (loss) attributable to noncontrolling interests	60	(24)
Net loss attributable to 3D Systems Corporation	$(9,971)	$(17,788)

Net loss per share available to 3D Systems Corporation common stockholders — basic and diluted	$(0.09)	$(0.16)

Other comprehensive income (loss):
Pension adjustments, net of taxes	$20	$(31)
Foreign currency translation gain	8,392	7,939
Total other comprehensive income	8,412	7,908
Less foreign currency translation gain attributable to noncontrolling interests	61	89
Other comprehensive income attributable to 3D Systems Corporation	8,351	7,819

Comprehensive loss	(1,499)	(9,904)
Less comprehensive income attributable to noncontrolling interests	121	65
Comprehensive loss attributable to 3D Systems Corporation	$(1,620)	$(9,969)

3D Systems Corporation Unaudited Condensed Consolidated Balance Sheets March 31, 2017 and December 2016

	March 31,	December 31,
(in thousands, except par value)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$161,662	$184,947
Accounts receivable, net of reserves — $11,424 (2017) and $12,920 (2016)	124,581	127,114
Inventories, net of reserves — $12,206 (2017) and $14,770 (2016)	105,105	103,331
Prepaid expenses and other current assets	17,909	17,558
Total current assets	409,257	432,950
Property and equipment, net	84,803	79,978
Intangible assets, net	122,594	121,501
Goodwill	215,156	181,230
Long term deferred income tax asset	7,958	8,123
Other assets, net	25,862	25,371
Total assets	$865,630	$849,153
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$584	$572
Accounts payable	40,752	40,514
Accrued and other liabilities	48,736	49,968
Customer deposits	6,549	5,857
Deferred revenue	45,079	33,494
Total current liabilities	141,700	130,405
Long term portion of capitalized lease obligations	7,454	7,587
Long term deferred income tax liability	18,289	17,601
Other liabilities	54,863	57,988
Total liabilities	222,306	213,581
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 115,419 (2017) and 115,113 (2016)	115	115
Additional paid-in capital	1,307,561	1,307,428
Treasury stock, at cost — 1,631 shares (2017) and 1,498 shares (2016)	(3,746)	(2,658)
Accumulated deficit	(621,552)	(621,787)
Accumulated other comprehensive loss	(44,874)	(53,225)
Total 3D Systems Corporation stockholders' equity	637,504	629,873
Noncontrolling interests	(3,052)	(3,173)
Total stockholders’ equity	634,452	626,700
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$865,630	$849,153

3D Systems Corporation Unaudited Condensed Consolidated Statements of Cash Flows Quarter Ended March 31, 2017 and 2016

	Quarter Ended March 31,
(In thousands)	2017	2016
Cash flows from operating activities:
Net loss	$(9,911)	$(17,812)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,973	15,089
Stock-based compensation	7,131	11,667
Provision for bad debts	155	2,388
Benefit of deferred income taxes	(1,069)	(1,092)
Changes in operating accounts, net of acquisitions:
Accounts receivable	5,336	21,544
Inventories	(4,120)	(7,984)
Prepaid expenses and other current assets	12	(434)
Accounts payable	(643)	(5,956)
Accrued and other current liabilities	(2,849)	(4,056)
Deferred revenue	11,218	11,019
All other operating activities	(852)	(6,255)
Net cash provided by operating activities	19,381	18,118
Cash flows from investing activities:
Cash paid for acquisitions, net of cash assumed	(34,291)	—
Purchases of property and equipment	(5,620)	(4,246)
Additions to license and patent costs	(280)	(231)
Proceeds from disposition of property and equipment	24	—
Net cash used in investing activities	(40,167)	(4,477)
Cash flows from financing activities:
Payments on earnout consideration	(3,206)	—
Repurchase of stock, net, and employer paid tax on employee awards	(1,088)	(810)
Repayment of capital lease obligations	(142)	(262)
Net cash (used in financing activities	(4,436)	(1,072)
Effect of exchange rate changes on cash and cash equivalents	1,937	1,562
Net increase (decrease) in cash and cash equivalents	(23,285)	14,131
Cash and cash equivalents at the beginning of the period	184,947	155,643
Cash and cash equivalents at the end of the period	$161,662	$169,774

3D Systems Corporation Schedule 1 Earnings (Loss) Per Share Quarter Ended March 31, 2017 and 2016

	Quarter Ended March 31,
(in thousands, except per share amounts)	2017	2016
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(9,971)	$(17,788)

Denominator for basic and diluted net loss per share:
Weighted average shares	111,289	112,197

Net loss per share, basic and diluted	$(0.09)	$(0.16)

3D Systems Corporation Schedule 2 Unaudited Reconciliations of GAAP to Non-GAAP Measures Quarter Ended March 31, 2017 and 2016

	Quarter Ended March 31, 2017
(in thousands, except per share amounts)	GAAP	Amortization, Stock-Based Compensation & Other	Legal and Acquisition- Related	Non-GAAP

Revenue	$156,431	$—	$—	$156,431
Cost of sales	76,245	(89)	—	76,156
Gross profit	80,186	89	—	80,275
Gross profit margin	51.3%			51.3%
Operating expenses:
Selling, general and administrative	66,405	(15,874)	(1,063)	49,468
Research and development	22,852	—	—	22,852
Total operating expenses	89,257	(15,874)	(1,063)	72,320
Income (loss) from operations	(9,071)	15,963	1,063	7,955
Interest and other expense, net	(201)	—	—	(201)
Income (loss) before income taxes	(8,870)	15,963	1,063	8,156
Benefit for income taxes (a)	1,041	—	—	1,041
Net income (loss)	(9,911)	15,963	1,063	7,115
Less: net loss attributable to noncontrolling interests	60	—	—	60
Net income (loss) attributable to 3D Systems Corporation	$(9,971)	$15,963	$1,063	$7,055

Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$(0.09)			$0.06

	Quarter Ended March 31, 2016
(in thousands, except per share amounts)	GAAP	Amortization, Stock-Based Compensation & Other	Legal and Acquisition- Related	Non-GAAP

Revenue	$152,555	$—	$—	$152,555
Cost of sales	75,042	(84)	—	74,958
Gross profit	77,513	84	—	77,597
Gross profit margin	50.8%			50.9%
Operating expenses:
Selling, general and administrative	73,967	(20,401)	(939)	52,627
Research and development	20,305	—	—	20,305
Total operating expenses	94,272	(20,401)	(939)	72,932
Income (loss) from operations	(16,759)	20,485	939	4,665
Interest and other expense, net	(126)	—	—	(126)
Income (loss) before income taxes	(16,633)	20,485	939	4,791
Benefit for income taxes (a)	1,179	(1,452)	(67)	(340)
Net income (loss)	(17,812)	21,937	1,006	5,131
Less: net loss attributable to noncontrolling interests	(24)	—	—	(24)
Net income (loss) attributable to 3D Systems Corporation	$(17,788)	$21,937	$1,006	$5,155

Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$(0.16)			$0.05

(a) Tax effect for the quarter ended March 31, 2016 and earlier periods was calculated quarterly, based on the Company’s overall tax rate for each quarter. Tax effect for quarters ended after March 31, 2016 were calculated based on the Company’s quarterly U.S. tax rate, which was 0% as a result of the valuation allowance that was recorded in the fourth quarter of 2015, in connection with GAAP net losses.

3D Systems Corporation Schedule 3 Unaudited Reconciliations of GAAP to Non-GAAP Measures Expected Full Year Ended December 31, 2017

	Full Year Ended December 31, 2017
(in millions, except per share amounts)	Low	High

Revenue	$643	$684

GAAP EPS	$0.02	$0.06
Estimated adjustments to arrive at non-GAAP EPS:
Amortization	0.30	0.30
Stock Based Compensation	0.14	0.14
Acquisition, severance and settlements	0.05	0.05
Total Adjustments	$0.49	$0.49
Non-GAAP Net Income	$0.51	$0.55

Tax effect for non-GAAP adjustments is based on the company’s U.S. tax rate. As a result of the valuation allowance that was recorded in the fourth quarter of 2015, in connection with GAAP net losses, tax effect is expected to be 0% in 2017.

Investor Contact:

Stacey Witten
Email: investor.relations@3dsystems.com

Media Contact:

Diane Parrish
Email: press@3dsystems.com